Exhibit 3.1

ARTICLES OF INCORPORATION

OF

ET VOILA! EUROPEAN CAFES, INC.

The undersigned, being a natural person of full age and acting as the incorporator, for the purpose of forming a corporation under the laws of the State of Nevada, hereby adopts the following Articles of Incorporation and declares:

FIRST: The name of the corporation (hereinafter referred to as “the corporation”) is: ET VOILA! EUROPEAN CAFES, INC.

SECOND: The place of the principal office of the corporation is 216 South Seventh Street, Suite 13, Las Vegas, Nevada, 89101.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by law.

FOURTH: The amount of total authorized capital stock is Twenty-Five Million (25,000,000) shares of capital stock, par value $0.001, all of which are one class, to be designated “Common Stock.”

FIFTH: Members of the governing board of this corporation shall be designated directors, and there shall be at least one (1) director of this corporation. The number of directors may be changed from time to time by amendment to the corporation’s by-laws. There is one director of this corporation. The name and address of the first director is AGATA GOTOVA, 1050 Vista del Pueblo, #1, Santa Barbara, California 93101.

SIXTH: No paid up capital stock issued as fully paid up, after the amount of the subscription price has been paid in is subject to assessment to pay the debts of the corporation.

SEVENTH: The name and address of the incorporator of this corporation is:

KENNETH G. EADE, ESQ.

143 South “B” Street, Suite 4

Oxnard California 93030

EIGHTH: This corporation is to have perpetual existence.

NINTH: There shall be no liability on the part of a director or officer of this corporation or its shareholders for damages for breach of fiduciary duty, except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

TENTH: The name and address in this state of the corporation’s resident agent is:

KENNETH G. EADE

216 South Seventh Street, Suite 13

Las Vegas Nevada 89101

IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation this 3rd day of April 1998.

STATE OF CALIFORNIA

COUNTY OF VENTURA

I, Kenneth G. Eade, being first duly sworn, depose and say that I am the person who executed the foregoing Articles of Incorporation, and that the said Articles of Incorporation are my own act and deed.

Executed at Oxnard, California, this 3rd day of April, 1998.

/s/ Kenneth G. Eade

STATE OF CALIFORNIA

COUNTY OF VENTURA

Subscribed and sworn before me, Notary Public of the State of California this 3rd day of April, 1998.

/s/ Kimberly K. Coe
NotaryPublic

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

ET VOILA! EUROPEAN CAFES, INC.

A Nevada corporation

The undersigned hereby certifies as follows:

ONE: That they are the President and Secretary, respectively, of ET VOILA! EUROPEAN CAFES, INC., a Nevada corporation.

TWO: That, at a meeting of the Board of Directors approved by the shareholders on September 28, 2001, the Corporation approved the amendment of its articles of incorporation by adopting the following resolution:

RESOLVED, that Article FIRST of the Articles of Incorporation are amended to read as follows:

“FIRST: The name of this corporation is CELTRON INTERNATIONAL, INC.”

THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of Nevada. The total amount of outstanding shares is Fifteen Million One Hundred Thirty Four Thousand Two Hundred (15,134,200). The number of shares voting for the amendment equaled or exceeded the vote required; that being over fifty percent (50%). The number of shares voting for the amendment was Thirteen Million Nine Hundred One Thousand (13,901,000) shares, equaling 91.85% of all shares entitled to vote.

Dated: October 9, 2001	/s/ Allen Harrington
ALLEN HARRINGTON, PRESIDENT

Dated: October 9, 2001	/s/ Amanda M. Harrington
AMANDA M. HARRINGTON, SECRETARY

We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of California, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

October 9, 2001	/s/ Allen Harrington
ALLEN HARRINGTON, President

/s/ Amanda M. Harrington
AMANDA M. HARRINGTON, SECRETARY

CERTIFICATE OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

CELTRON INTERNATIONAL, INC;

A Nevada corporation

The undersigned hereby certifies as follows:

ONE: That they are the President and Secretary, respectively, of CELTRON INTERNATIONAL, INC., a Nevada corporation.

TWO: That, at a meeting of the Board of Directors on June 10, 2003, the Corporation approved the amendment of its articles of incorporation by adopting the following resolution:

RESOLVED, that Article FOURTH of the Articles of Incorporation are amended to read as follows:

FOURTH: The amount of total authorized capital stock is One Hundred Million (100,000,000) shares of capital stock, par value $0.001, all of which are one class, to be designated “Common Stock.”

THREE: This amendment was approved by the required vote of shareholders in accordance with the corporations law of the state of Nevada. The total amount of outstanding shares is Sixteen Million Two Hundred Sixty Nine Thousand Two Hundred (16,269,200). The number of shares voting for the amendment equaled or exceeded the vote required; that being over fifty percent (50%). The number of shares voting for the amendment was Sixteen Million Two Hundred Sixty Nine Thousand Two Hundred (16,269,200) shares, equaling 73.76% of all shares entitled to vote.

Dated: June 23, 2003	/s/ Allen Harington
ALLEN HARINGTON, PRESIDENT

Dated: June 23, 2003	/s/ Amanda Harington
AMANDA HARINGTON, SECRETARY

We, the undersigned, hereby declare, under penalty of perjury, in accordance with the laws of the State of Nevada, that we are the President and Secretary of the above-referenced corporation, that we executed the above-referenced Certificate of Amendment to Articles of Incorporation, that we have personal knowledge of the information contained therein, and that the information contained therein is true and correct.

Dated: June 23, 2003	/s/ Allen Harington
ALLEN HARINGTON, PRESIDENT

Dated: June 23, 2003	/s/ Amanda Harington
AMANDA HARINGTON, SECRETARY